Exhibit 10.1

EXECUTION VERSION

PERFORMANCE GUARANTY

PERFORMANCE GUARANTY (the “Guaranty”), dated as of September 2, 2022, by HYRECAR INC., a Delaware corporation (“HyreCar”), in favor of Wilmington Trust, National Association, a national banking association (“WTNA”), not in its individual capacity but solely as the Trustee under the Indenture (as defined below) for the benefit of the Noteholders and, with respect to any Indemnified Liabilities, any other of the Indemnified Parties (the “Trustee”), during the period from and including the date hereof to but excluding the Guaranty Termination Date;

WHEREAS, concurrently herewith, HyreDrive, LLC (“HyreDrive”), as settlor (in such capacity, together with any successor or permitted assign, the “Settlor”) and as beneficiary (in such capacity, together with any successor or permitted assign, the “Beneficiary”), is entering into that certain Amended and Restated Trust Agreement, among the Settlor, the Beneficiary, and WTNA, as administrative trustee (in such capacity, together with any successor or permitted assign, the “Administrative Trustee”), as UTI trustee (in such capacity, together with any successor or permitted assign, the “UTI Trustee”), and as Delaware trustee (in such capacity, together with any successor or permitted assign, the “Delaware Trustee”) (as further amended, restated, supplemented or otherwise modified from time to time, the “Trust Agreement”) pursuant to which the HyreDrive Titling Trust, a Delaware statutory trust (the “Trust”), is governed, which Trust was created for the purpose of acting as agent and nominee holder of legal title to various Trust Assets in accordance with the Trust Agreement;

WHEREAS, concurrently herewith, AmeriDrive Holdings, Inc., a Delaware corporation (“AmeriDrive”), is entering into that certain SUBI 1 Supplement to the Trust Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “SUBI 1 Supplement”) among the Settlor, the Beneficiary, AmeriDrive Funding LLC, a Delaware limited liability company (the “Issuer”), as beneficiary and as the certificateholder of the SUBI 1, AmeriDrive, as administrator with respect to the SUBI 1 (in such capacity, the “SUBI 1 Administrator”), the Administrative Trustee, the UTI Trustee, and WTNA, as trustee with respect to the SUBI 1 (in such capacity, together with any successor or permitted assign, the “SUBI 1 Trustee”);

WHEREAS, concurrently herewith, AmeriDrive is entering into that certain Trust Administration Agreement among AmeriDrive, as administrator, the Beneficiary and the Trust (as amended, restated, supplemented or otherwise modified from time to time, the “Trust Administration Agreement”);

WHEREAS, concurrently herewith, AmeriDrive is entering into that certain SUBI 1 Administration Agreement, among the Trust, AmeriDrive, as SUBI 1 Administrator, the Beneficiary, the Issuer and the Trustee (as amended, restated, supplemented or otherwise modified from time to time, the “SUBI 1 Administration Agreement”);

WHEREAS, concurrently herewith, the Issuer and WTNA, as Trustee and as Securities Intermediary, are entering into that certain Base Indenture (as amended, restated, supplemented or otherwise modified from time to time, the “Base Indenture”);

WHEREAS, concurrently herewith, HyreCar is entering into that certain Series 2022-1 Supplement to the Base Indenture (as amended, restated, supplemented or otherwise modified from time to time, the “Series 2022-1 Supplement” and, together with the Base Indenture, the “Indenture”), among the Issuer, AmeriDrive, as administrator, HyreDrive, as the sponsor, HyreCar, as performance guarantor, Credit Suisse AG, New York Branch, as administrative agent, certain noteholders, certain note purchasers, certain conduit investors, certain funding agents for the investor groups and WTNA, as trustee and as securities intermediary;

WHEREAS, in accordance with the Indenture, it is a condition precedent to the effectiveness of the Indenture that HyreCar provide this performance guaranty in favor of the Trustee under the Indenture, for the benefit of the Noteholders and, with respect to any Indemnified Liabilities, any other of the Indemnified Parties;

WHEREAS, HyreCar is responsible for directing Stripe, Inc. to direct collections from HyreDrive’s Customers paid via Stripe, net of fees, costs and expenses due from HyreDrive to HyreCar with respect to the collection of such payments (the “Net Customer Collections”), to an account of HyreDrive;

WHEREAS, in accordance with the terms herein, HyreCar has agreed to direct Stripe to deposit all Net Customer Collections in the Lessee Collection Account;

NOW, THEREFORE, HyreCar hereby agrees:

Section 1.    Performance Guaranty; Payment of Net Customer Collections. (a) HyreCar hereby irrevocably and unconditionally guarantees the due and punctual performance and observance by each of the Covered Parties under the Related Documents to which a Covered Party is a party, of its obligations under the Related Documents and of all of the terms, covenants, conditions, agreements and undertakings to be performed or observed by a Covered Party under the Related Documents in accordance with the terms hereof and thereof including any agreement of a Covered Party to pay any money under the Related Documents, other than any agreement of HyreDrive to pay any money under the Lease (all such terms, covenants, conditions, agreements and undertakings to be performed or observed by a Covered Party being collectively referred to as the “Guaranteed Obligations”), in each case after any applicable grace periods or notice requirements, according to the terms of the Related Documents; provided, however, that HyreCar shall not be liable to make any payment in respect of a Guaranteed Obligation (each, a “Guaranteed Payment Obligation”) until two (2) Business Days following receipt by HyreCar of written notice from the Trustee that such a Guaranteed Payment Obligation is due that has not been satisfied by a Covered Party. In the event that a Covered Party shall fail in any manner whatsoever to perform or observe any of the Guaranteed Obligations when the same shall be required to be performed or observed (after any applicable grace periods and notice requirements, according to the terms of the applicable Related Document, and the notice requirements set forth in the preceding sentence), then HyreCar will itself duly perform or observe, or cause to be duly performed or observed, such Guaranteed Obligation, and it shall not be a condition to the accrual of the obligation of HyreCar hereunder to perform or observe any Guaranteed Obligation, or to cause such Guaranteed Obligation to be performed or observed, that the Trustee shall have first made any request of or demand upon or given any notice to HyreCar (other than the notice required pursuant to the preceding sentence) or a Covered Party or their respective successors or assigns, or have instituted any action or proceeding against HyreCar or a Covered Party or their respective successors or assigns in respect thereof; provided, however, that for the avoidance of doubt, nothing contained herein shall be construed to be a waiver by HyreCar of the requirement that notice be provided to HyreCar with respect to each Guaranteed Payment Obligation in accordance with the preceding sentence. The obligations of HyreCar hereunder shall rank pari passu with the senior unsecured debt of HyreCar. HyreCar hereby agrees that its obligations hereunder shall be unconditional, irrespective of (i) the validity, regularity or enforceability of any Related Document, any change therein or amendment thereto, the absence of any action to enforce the same, any waiver or consent by a Covered Party with respect to any provision thereof, the recovery of any judgment against a Covered Party or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge or defense of a guarantor and (ii) any difference between the law selected as the governing law of any applicable Related Document and the law selected as the governing law of this Guaranty. HyreCar covenants that this Guaranty will not be discharged except by complete performance of the Guaranteed Obligations. Notwithstanding anything to the contrary contained herein, this Guaranty shall be discharged in its entirety on the Guaranty Termination Date; provided, however, that this Guaranty shall not be discharged on the Guaranty Termination Date in respect of any claims made pursuant to and in accordance with this Guaranty prior to the Guaranty Termination Date, which have not yet been satisfied. It is expressly acknowledged that, other than as set forth in this Section 1(a), this Guaranty is not a guarantee of payment of the Notes or any payment obligations of the Issuer that constitute Indebtedness under the Related Documents, and there shall be no recourse to the Performance Guarantor for any non-payment or delay in payment of any such payment obligations by reason of the bankruptcy, insolvency or lack of creditworthiness or other financial or credit condition or financial default or inability to pay of the Issuer or the uncollectability of any such payment obligations

(a)    HyreCar herby waives (i) promptness and diligence; (ii) notice of the incurrence of any additional obligations by a Covered Party; (iii) notice of any actions taken by the Trustee or any Noteholder under any Related Document; (iv) acceptance of this Guaranty and reliance thereon by the Trustee and each Noteholder; and (v) presentment, demand of payment, notice of dishonor or nonpayment, protest and notice of protest with respect to the Guaranteed Obligations, and all other formalities of every kind in connection with the enforcement of the Guaranteed Obligations, the omission of or delay in which might constitute grounds for relieving HyreCar of its obligations under this Guaranty; provided, however, that for the avoidance of doubt, nothing contained herein shall be construed to be a waiver by HyreCar of the requirement that notice be provided to HyreCar with respect to each Guaranteed Payment Obligation in accordance with Section 1(a) hereof.

(b)    HyreCar, in respect of any amounts owing from a Covered Party, in any capacity under the Related Documents, that are paid by HyreCar pursuant to the provisions of this Guaranty to any third party, shall be subrogated to all rights of such third party to receive payments of such amounts from such Covered Party; provided, however, that HyreCar shall be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation only after all amounts payable under the Indenture have been paid in full.

(c)    HyreCar further agrees that, to the extent that any Guaranteed Payment Obligation is made by or on behalf of a Covered Party, which Guaranteed Payment Obligation or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Covered Party, or the estate, trustee, receiver or any other party relating to such Covered Party, including HyreCar, under any bankruptcy law, state or federal law, common law or equitable cause then, to the extent of the amount so set aside or required to be repaid, the Guaranteed Payment Obligation or part thereof which had been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payments, reduction or satisfaction occurred.

(d)    HyreCar shall cause all Net Customer Collections to be deposited directly into the Lessee Collection Account.

Section 2.        Miscellaneous.

Section 2.1    Notices. All notices to HyreCar under this Guaranty, until HyreCar furnishes written notice to the contrary, shall be in writing and mailed, electronically mailed (with confirmation thereof by reply email from the intended recipient or a read receipt (provided that an automatically generated out-of-office reply shall not constitute a read receipt)), faxed or hand delivered to: HyreCar Inc., 915 Wilshire Ave., Suite #1950, Los Angeles, CA 90017, Attention: Serge De Bock, CFO, Email: serge@hyrecar.com.

Section 2.2    Governing Law. THIS GUARANTY, AND ALL MATTERS ARISING FROM OR IN ANY MANNER RELATING TO THIS GUARANTY, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

Section 2.3    Submission to Jurisdiction. The Trustee may enforce any claim arising out of this Guaranty in any State or federal court having subject matter jurisdiction and located in New York, New York. For the purpose of any action or proceeding instituted with respect to any such claim, HyreCar hereby irrevocably submits to the jurisdiction of such courts. HyreCar irrevocably consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to HyreCar, as the case may be, and agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Nothing herein contained shall affect the right of the Trustee to serve process in any other manner permitted by law or preclude the Trustee from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. HyreCar hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court located in New York, New York and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

Section 2.4    Jury Trial. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS GUARANTY.

Section 2.5    Interpretation. The headings of the sections and other subdivisions of this Guaranty are inserted for convenience only and shall not be deemed to constitute a part hereof.

Section 2.6    Attorney’s Cost. HyreCar agrees to pay all reasonable attorney’s fees and disbursements and all other reasonable and actual costs and expenses which may be incurred by the Trustee in the enforcement of this Guaranty.

Section 2.7    No Set-off. The obligations of HyreCar under this Guaranty shall not be subject to any counterclaim, setoff, deduction or defense based upon any related or unrelated claim which HyreCar may now or hereafter have against the Trustee. By acceptance of this Guaranty, the Trustee shall be deemed to have waived any right to set-off, combine, consolidate or otherwise appropriate and apply (i) any assets of HyreCar at any time held by the Trustee or (ii) any indebtedness or other liabilities at any time owing by the Trustee to HyreCar, as the case may be, against, or on account of, any obligations or liabilities owed by HyreCar to the Trustee under this Guaranty.

Section 2.8    Currency of Payment. Any payment to be made by HyreCar shall be made in the same currency as designated for payment in the Indenture and such designation of the currency of payment is of the essence.

Section 2.9    Defined Terms. As used herein, the following terms shall have the meaning set forth below. Capitalized terms used herein that are not otherwise defined shall have the meaning ascribed thereto in the Indenture, or, if not defined therein, in the Trust Agreement or in the Master Lease.

“AmeriDrive” has the meaning set forth in the recitals.

“Base Indenture” has the meaning set forth in the recitals.

“Covered Party” means each of AmeriDrive, in its capacities as Servicer, Administrator, SUBI 1 Administrator and UTI Administrator, and HyreDrive, in its capacities as Lessee, Settlor and Beneficiary, and “Covered Parties” shall mean both AmeriDrive and HyreDrive, in each case, acting in such capacities.

“Guaranteed Obligation” has the meaning set forth in Section 1(a).

“Guaranteed Payment Obligation” has the meaning set forth in Section 1(a).

“Guaranty” has the meaning set forth in the preamble.

“Guaranty Termination Date” shall mean the date upon which payment of the latest maturing Note has occurred and the Indenture have been terminated in accordance with the terms thereof.

“HyreCar” has the meaning set forth in the preamble.

“HyreDrive” has the meaning set forth in the recitals.

“Indemnified Liabilities” has the meaning set forth in the Indenture.

“Indemnified Parties” has the meaning set forth in the Indenture.

“Indenture” has the meaning set forth in the recitals.

“Noteholders” has the meaning set forth in the Indenture.

“Related Documents” has the meaning set forth in the Base Indenture.

“Series 2022-1 Supplement” has the meaning set forth in the recitals.

“SUBI 1 Administration Agreement” has the meaning set forth in the recitals.

“SUBI 1 Supplement” has the meaning set forth in the recitals.

“Trust Administration Agreement” has the meaning set forth in the recitals.

“Trust Agreement” has the meaning set forth in the recitals.

“Trustee” has the meaning set forth in the preamble.

Section 2.10    Binding Effect; Assignability; Amendment. This Guaranty shall be binding upon and inure to the benefit of the Trustee on behalf of each of the Noteholders, and its successors and permitted assigns. HyreCar may not (i) assign, transfer, hypothecate or otherwise convey any of its rights or obligations hereunder or interests herein, or (ii) amend this Guaranty, in each case, without the express prior written consent of the Trustee. Any such purported assignment, transfer, hypothecation, other conveyance, or amendment by HyreCar without the prior express written consent of the Trustee shall be void. The Trustee may not assign any of its rights and obligations hereunder or interests herein (including any rights it may have to exercise remedies hereunder) to any Person (other than any successor Trustee) without the prior written consent of HyreCar, such consent not to be unreasonably withheld.

Section 2.11    No Waiver; Remedies. The failure by the Trustee, at any time or times, to require strict performance by HyreCar of any provision of this Guaranty shall not waive, affect or diminish any right of the Trustee thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of HyreCar contained in this Guaranty, and no breach or default by HyreCar hereunder or thereunder, shall be deemed to have been suspended or waived by the Trustee unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of the Trustee and directed to HyreCar specifying such suspension or waiver. The rights and remedies of the Trustee under this Guaranty shall be cumulative and nonexclusive of any other rights and remedies that the Trustee may have under any other agreement, including the Related Documents, by operation of law or otherwise.

Section 2.12    Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate such provision to the extent it is not prohibited or unenforceable in any other jurisdiction, nor invalidate the remaining provisions hereof or thereof.

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IN WITNESS HEREOF, the undersigned have signed this Guaranty as of the date first set forth above.

HYRECAR INC.

By:	/s/ Joe Furnari
Name: Joe Furnari
Title: Chief Executive Officer

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ACKNOWLEDGEMENT AND AGREEMENT

The Trustee (for the benefit of the Noteholders and, with respect to any Indemnified Liabilities, any of the other Indemnified Parties) hereby acknowledges and consents to the provisions of the foregoing Guaranty.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not
in its individual capacity but solely as Trustee

By:	/s/ Clarice Wright
Name: Clarice Wright
Title: Vice President

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